SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

              THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [ ] Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
         14a6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Section 240.14a-12


                  CREDIT SUISSE NEW YORK TAX EXEMPT FUND, INC.
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                  CREDIT SUISSE NEW YORK TAX EXEMPT FUND, INC.
                              466 LEXINGTON AVENUE
                                   16th FLOOR
                            NEW YORK, NEW YORK 10017

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                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                DECEMBER 30, 2004
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TO THE SHAREHOLDERS OF CREDIT SUISSE
NEW YORK TAX EXEMPT FUND, INC.:

         Please take notice that a Special Meeting of Shareholders (the "Special Meeting") of Credit Suisse New York Tax Exempt Fund, Inc. (the "Fund") will be held at the offices of Credit Suisse Asset Management, LLC (the "Adviser"), 466 Lexington Avenue, 16th Floor, New York, NY 10017, on December 30, 2004, at 3:00 p.m., Eastern time, for the following purposes:

          1. To consider and act upon a proposal to liquidate, dissolve and terminate the Fund in accordance with the Plan of Liquidation, Dissolution and Termination (the "Plan") adopted by the Board of Directors (the "Board"); and

          2. To transact such other business as may properly come before the Special Meeting.

         The Board has determined that a complete liquidation is in the best interests of the Fund and its shareholders. As of October 31, 2004, the Fund had approximately $23.9 million in net assets, and the Board has concluded that the continued operation of the Fund at this size is not economically feasible or in the best interests of the Fund or its shareholders. The Board has also determined that it is improbable that sales of the Fund's shares can be increased to raise assets to a more viable level.

         We strongly urge you to approve the Plan at this time. Subject to receipt of the requisite shareholder approval, shareholders remaining in the Fund will receive a Liquidating Distribution on or about January 7, 2005.

         The proposal is discussed in greater detail in the attached proxy statement. Holders of record of shares of the Fund at the close of business on November 1, 2004 are entitled to vote at the Special Meeting and at any adjournments thereof:

          o    By mail, with the enclosed proxy card;

          o By telephone, with a toll-free call to the telephone number that appears on your proxy card;

          o Through the Internet, by using the Internet address located on your proxy card and following the instructions on the site; or

          o    In person at the meeting.

         In the event that the necessary quorum to transact business or the vote required to approve or reject the proposal is not obtained at the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting in accordance with applicable law, to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Special Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor and will vote against any such adjournment those proxies to be voted against the proposal.

         We encourage you to vote by completing and returning your proxy card, by telephone or through the Internet. These voting methods will reduce the time and costs associated with the proxy solicitation. Whichever method you choose, please read the full text of the proxy statement before your vote.

                                          By order of the Board of Directors,

                                          /s/ J. Kevin Gao

                                          J. Kevin Gao
                                          Assistant Secretary


November 15, 2004


WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY OR SUBMIT YOUR PROXY BY PHONE OR OVER THE INTERNET. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN SUBMITTING YOUR PROXY PROMPTLY.

                  CREDIT SUISSE NEW YORK TAX EXEMPT FUND, INC.
                              466 LEXINGTON AVENUE
                                   16TH FLOOR
                            NEW YORK, NEW YORK 10017

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                             PROXY STATEMENT FOR THE
                         SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 30, 2004
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         This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Credit Suisse New York Tax Exempt Fund, Inc. (the "Fund") for use at a Special Meeting of Shareholders to be held at the offices of Credit Suisse Asset Management, LLC ("CSAM" or the "Adviser"), 466 Lexington Avenue, 16th Floor, New York, NY 10017, on December 30, 2004 at 3:00 p.m., Eastern time, and at any and all adjournments thereof (the "Special Meeting").

         This Proxy Statement, the Notice of Special Meeting and the proxy cards are first being mailed to shareholders on or about November 17, 2004 or as soon as practicable thereafter. Any shareholder giving a proxy has the power to revoke it by mail (addressed to J. Kevin Gao, Assistant Secretary of the Credit Suisse New York Tax Exempt Fund, Inc., c/o Credit Suisse Asset Management, LLC, 466 Lexington Avenue, New York, NY 10017) or in person at the Special Meeting, by executing a superseding proxy or by submitting a notice of revocation. All properly executed proxies received in time for the Special Meeting will be voted as specified in the proxy or, if no specification is made, in favor of the proposal referred to in the Proxy Statement.

         CSAM's principal executive office is 466 Lexington Avenue, 16th Floor, New York, New York 10017. Credit Suisse Asset Management Securities, Inc. ("CSAMSI") serves as principal underwriter of the Fund, and CSAMSI and State Street Bank & Trust Company ("State Street") serve as co-administrators to the Fund pursuant to separate written agreements with the Fund. CSAMSI's principal business address is 466 Lexington Avenue, New York, New York 10017. The principal business address of State Street is 225 Franklin Street, Boston, Massachusetts 02110.

         The Fund sends unaudited semi-annual and audited annual reports to its shareholders, including a list of investments held. THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT AND ANY MORE RECENT SEMI-ANNUAL REPORT, UPON WRITTEN REQUEST TO THE FUND AT P.O. BOX 55030, BOSTON, MA 02205-5030, OR BY CALLING 1-800-927-2874 OR AT THE FUND'S WEBSITE AT WWW.CSAM.COM/US.

         The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares entitled to be cast of the Fund shall be necessary and sufficient to constitute a quorum for the transaction of business. In the event that the necessary quorum to transact business or the vote required to approve or reject the proposal is not obtained at the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting in accordance with applicable law to permit further solicitation of proxies to receive the vote necessary for its passage or to obtain a quorum. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Special Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor for the proposal and will vote against any such adjournment those proxies to be voted against the proposal. For purposes of determining the presence of a quorum for transacting business at the Special Meeting, abstentions and broker non-votes will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, shareholders are urged to forward their voting instructions promptly. Abstentions and broker non-votes will have the effect of a vote "AGAINST" the proposal for purposes of tabulating votes necessary for the proposal's approval.

         The Board voted to approve the Plan on October 28, 2004. Consequently, approval of the proposal to liquidate, dissolve and terminate the Fund as set forth in the Plan adopted by the Board will require the affirmative vote of the majority of the Fund's outstanding shares.

         If the enclosed Proxy is properly executed and returned in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the Proxy. If no instructions are marked on the Proxy, the Proxy will be voted "FOR" the approval of the Plan, and in accordance with the judgment of the persons appointed as proxies upon any other matters that may properly come before the Special Meeting and that are deemed appropriate. Any shareholder giving a Proxy has the right to attend the Special Meeting to vote his or her shares in person (thereby revoking any prior Proxy) and also the right to revoke the Proxy at any time by an executed superseding proxy or a written notice of revocation received by the Fund prior to the time it is voted.

         The Fund has two classes of shares of capital stock, par value $0.001 per share (the "Shares"). On the record date, November 1, 2004, there were 23,774,884.26 Shares outstanding. Each Share is entitled to one vote at the Meeting and fractional Shares are entitled to proportionate shares of one vote. Shareholders of the Fund will vote together as a single class.

                  APPROVAL OF THE LIQUIDATION, DISSOLUTION AND
                            TERMINATION OF THE FUND

THE LIQUIDATION IN GENERAL

         The Fund proposes to liquidate the assets and dissolve the Fund pursuant to the provisions of the Plan as approved by the Board on October 28, 2004, when the Board considered various alternatives and then determined that an orderly liquidation of the Fund's assets was in the best interests of the Fund and its shareholders. The Plan provides for the complete liquidation of all of the assets of the Fund. If the Plan is approved by the requisite shareholder vote, CSAM will undertake to liquidate the Fund's assets at market prices and on such terms and conditions as CSAM shall determine to be reasonable and in the best interests of the Fund and its shareholders.

         In the event the Plan is not approved by the requisite shareholder vote, the Board will consider what other action should be taken, which could include resoliciting shareholders.

REASONS FOR THE LIQUIDATION

         The Fund is an open-end investment management company organized as a Maryland corporation on November 15, 1984. As of October 31, 2004, the Fund's net assets were approximately $23.9 million.

         At a meeting of the Board held on October 28, 2004, the Board was advised by CSAM that the continued operation of the Fund was not economically feasible or in the best interests of the Fund or its shareholders considering all relevant factors, including, without limitation:

         1. Formed to serve the high net worth clients of CSAM (or a predecessor) and affiliated advisers, the Fund has been unable to attract and maintain sufficient investors in order to attain a level of assets that would enable it to absorb all of the expenses of its operations and offer a competitive return.

         2. The Fund's performance has been augmented by voluntary fee waivers and expense reimbursements by CSAM, which CSAM is under no obligation to continue. CSAM is presently waiving its advisory fee as well as reimbursing the Fund for other expenses equaling 0.58% of average net assets as of September 30, 2004. The Fund's returns without these waivers and reimbursements would likely make the Fund unattractive to new investors.

         3. The Fund's distributor has difficulty selling the Fund through third party distribution channels because the Fund's level of assets is relatively small compared to those of other money market funds offered by such channels.

         4. There are no municipal money market funds or other suitable funds in the Credit Suisse Funds complex into which the Fund could be merged.

         CSAM requested that the Board consider the liquidation of the Fund pursuant to the Plan attached to this Proxy Statement as Appendix A.

         The Board acknowledged that CSAM has voluntarily waived some of its advisory fees since it assumed investment advisory responsibilities with respect to the Fund, and, in addition, CSAM has been reimbursing a substantial part of the Fund's expenses during the same period. The Fund's total return for the one-year period ended October 31, 2004 for its Common Share Class was 0.57% with waivers and expense reimbursements and for its Class A Shares, it was 0.43%. The Fund's 7-day yield as of October 31, 2004 for its Common Share Class was 1.11% (0.89% without waivers) and for its Class A Shares, it was 1.94% (1.74% without waivers). The Board recognized that, absent fee waivers and expense reimbursements, the Fund's returns would likely make the Fund unattractive to new investors, and that CSAM is under no obligation to continue fee waivers and expense reimbursements. Based upon CSAM's presentation and recommendation and other relevant factors, the Board concluded that a liquidation of the Fund was in the best interests of the Fund and its shareholders. See "Federal Income Tax Consequences" below.

         The Board, including all of the Directors who are not "interested persons" of the Fund, as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), then adopted resolutions approving the Plan, declaring the proposed liquidation and dissolution advisable and directing that it be submitted to the shareholders for consideration. CSAM will bear all costs associated with the liquidation of the Fund (other than transaction costs, taxes and extraordinary expenses).

         In the event that the shareholders do not approve the Plan, the Board will continue to search for other alternatives for the Fund, which could include resoliciting shareholders.

PLAN OF DISSOLUTION, LIQUIDATION AND TERMINATION OF THE FUND

         The Plan provides for the complete liquidation of all of the assets of the Fund. If the Plan is approved, CSAM will undertake to liquidate the Fund's assets at market prices and on such terms and conditions as CSAM shall determine to be reasonable and in the best interests of the Fund and its shareholders.

LIQUIDATION VALUE

         If the Plan is adopted by the Fund's shareholders at the Special Meeting, as soon as practicable after the consummation of the sale of all of the Fund's portfolio securities and the payment of all of the Fund's known liabilities and obligations, each Fund shareholder will receive a distribution in an amount equal to the net asset value per share, as determined in accordance with the Fund's current registration statement (the "NAV Liquidation Distribution"). Shareholders may also receive previously declared and unpaid dividends and distributions, together with the NAV Liquidation Distribution, with respect to each of the shareholder's shares of the Fund.

         The Fund will pay the NAV Liquidation Distribution and any capital gain or dividend distribution (together, the "Liquidating Distribution") on the

Liquidation Date (as defined below). The amount of these distributions actually paid will vary depending on a number of factors, such as changes in value of the Fund's holdings and net redemptions of Fund shares.

FEDERAL INCOME TAX CONSEQUENCES

         The following summary provides general information with regard to the federal income tax consequences to shareholders on receipt of the distribution from the Fund pursuant to the provisions of the Plan. This summary also discusses the effect of federal income tax provisions on the Fund resulting from its liquidation and dissolution. This summary is based on the tax laws and regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. The Fund has not sought a ruling from the Internal Revenue Service with respect to the tax consequences described herein.

         This summary does not address the particular federal income tax consequences which may apply to certain shareholders such as trusts, estates, non-resident aliens or other foreign investors. This summary does not address state or local tax consequences. The tax consequences discussed herein may affect shareholders differently depending on their particular tax situations unrelated to the Liquidating Distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. SHAREHOLDERS SHOULD CONSULT THEIR PERSONAL TAX ADVISERS CONCERNING THEIR PARTICULAR TAX SITUATIONS AND THE IMPACT THEREON OF RECEIVING THE LIQUIDATING DISTRIBUTION AS DISCUSSED HEREIN. The receipt of the Liquidating Distribution may result in tax consequences that are unanticipated by shareholders.

         For federal income tax purposes, the Liquidating Distribution received pursuant to the Plan by a U.S. Shareholder (i.e., a Fund shareholder who is subject to United States federal taxation on a net income basis) may consist of three elements: (i) a capital gain dividend to the extent of any net long-term capital gains recognized by the Fund during its final tax year; (ii) an income dividend to the extent the amount of the Fund's investment income and net short-term capital gains earned during its final tax year that have not previously been distributed exceed the Fund's expenses for the year; and (iii) a distribution treated as payment for the U.S. Shareholder's shares. The portion of the distribution described in clause (ii) allocable to exempt interest should be an exempt-interest dividend to the Shareholders, if so designated by the Fund.

         Since the Fund is a money market fund, it is not anticipated that any portion of the Liquidating Distribution will consist of long-term capital gains. The composition of the actual Liquidating Distribution may vary due to changes in market conditions and the composition of the Fund's portfolio at the time its assets are sold. Prior to the last day of the Fund's final taxable year, the Fund's Board must authorize any capital gain dividend and income dividend to be distributed as part of the Liquidating Distribution. Within 60 days after the close of the Fund's final taxable year (which will be deemed to close on the Liquidation Date), the

Fund will notify U.S. Shareholders as to the portion, if any, of the Liquidating Distribution that constitutes a capital gain dividend and that constitutes an income dividend (including the portion of the income dividend that qualifies as an exempt-interest dividend).

         Since the Fund would seek to retain its qualification as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended (the "Code") during the liquidation period, it would not expect to be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned. In the unlikely event that the Fund should lose its status as a RIC during the liquidation process, the Fund would be subject to taxes which would reduce the amount of Liquidating Distributions, and result in the inability of the Fund to pay exempt-interest dividends to its U.S. Shareholders.

         Any portion of a Liquidating Distribution paid under the Plan out of ordinary income or net realized long-term capital gains will be taxed under the Code in the same manner as any other distribution of the Fund. Accordingly, such amounts will be treated as ordinary income or long-term capital gains, if so designated. As described above, the portion of a Liquidating Distribution that qualifies as an exempt-interest dividend will be exempt from federal income tax, if so designated.

         The balance of any amount (after accounting for the capital gain dividend and income dividend portions of the Liquidating Distribution) received upon liquidation will be treated for federal income tax purposes as a payment in exchange for a U.S. Shareholder's shares in the Fund. A U.S. Shareholder will recognize a taxable gain or loss on such exchange equal to the difference between the amount of the payment and the U.S. Shareholder's tax basis in its Fund shares. Because the Fund is a money market fund, it is not anticipated that a shareholder will recognize any gain or loss on such exchange. Any such gain or loss will be a capital gain or capital loss if the U.S. Shareholder holds its shares as capital assets. Any recognized gain or loss will constitute a long-term capital gain or long-term capital loss, as the case may be, if the Fund's shares were held for more than one year by the U.S. Shareholder at the time of the exchange. Under current law, long-term capital gains are taxed to individual U.S. Shareholders at a maximum tax rate of 15%. If the U.S. Shareholder held its Fund shares for not more than one year at the time of the deemed exchange, any gain or loss will be a short-term capital gain or loss. Short term capital gains are taxed to individual U.S. Shareholders at the graduated income tax rates applicable to ordinary income. All income recognized by a corporate U.S. Shareholder pursuant to the liquidation of the Fund (other than properly designated exempt-interest dividends), regardless of its character as capital gains or ordinary income, will be subject to tax at the regular graduated federal corporate income tax rates.

LIQUIDATING DISTRIBUTION

         At present, the date on which the Fund will be liquidated and on which the Fund will pay Liquidating Distributions to its shareholders is uncertain, but it is anticipated that if the Plan is adopted by the shareholders such liquidation would occur on January 7, 2005 (the "Liquidation Date"). Shareholders holding Fund shares as of the close of business on the day prior to the Liquidation Date will receive their Liquidating Distribution on the Liquidation Date without any further action on their part.

         The liquidation of the assets and termination of the Fund will have the effect of permitting the Fund's shareholders to invest the distributions to be received by them upon the Fund's liquidation in investment vehicles of their own choice. Investors who desire the continued use of a managed investment such as a taxable money market fund may obtain prospectuses for other Credit Suisse Funds by calling 1-800-927-2874.

         The right of a shareholder to redeem his or her shares of the Fund at any time has not been impaired by the proposal to liquidate the assets and dissolve the Fund and the adoption of the Plan. Therefore, a shareholder may redeem shares in accordance with redemption procedures set forth in the Fund's current Prospectuses and Statement of Additional Information without the necessity of waiting for the Fund to take any action. The Fund does not impose any redemption charges.

IMPACT OF THE PLAN ON THE FUND'S STATUS UNDER THE 1940 ACT

         On the Liquidation Date, the Fund will cease doing business as a registered investment company and, as soon as practicable, will apply for deregistration under the 1940 Act. It is expected that the Securities and Exchange Commission ("SEC") will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company, although there can be no assurance given that the SEC will issue such an order. Accordingly, the Plan provides for the eventual cessation of the Fund's activities as an investment company and its deregistration under the 1940 Act. A vote in favor of the Plan will constitute a vote in favor of such a course of action. Until the Fund's withdrawal as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

PROCEDURE FOR DISSOLUTION UNDER THE MARYLAND GENERAL CORPORATION LAW

         After the Liquidation Date, pursuant to the Maryland General Corporation Law and the Fund's Charter, Articles of Dissolution will in due course be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland, and will become effective in accordance with the Maryland General Corporation Law. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized. The business and affairs of the Fund will continue to be managed under the direction of the Board solely for purposes of liquidation and winding up the Fund's business and affairs after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver.

CONCLUSION

         THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSED LIQUIDATION OF ASSETS AND DISSOLUTION OF THE FUND PURSUANT TO THE PROVISIONS OF THE PLAN OF DISSOLUTION, LIQUIDATION AND TERMINATION.

                             ADDITIONAL INFORMATION

GENERAL

         The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter or telephone, will be paid by CSAM. In addition to solicitation by mail, certain officers and representatives of the Fund, officers and employees of CSAM and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies in person or by telephone.

         D.F. King & Co. (the "Agent") has been engaged to assist in the solicitation of proxies, at an estimated fee of $15,000, which will be borne by CSAM. As the Special Meeting date approaches, certain shareholders may receive a telephone call from a representative of the Agent if their vote has not yet been received. Authorization to permit the Agent to execute proxies may be obtained by telephonic or electronic transmitted instructions from shareholders. Proxies that are obtained telephonically will be recorded in accordance with the procedures set forth below. The Board believes that these procedures are reasonably designed to ensure that the identity of the shareholder casting the vote and the shareholder's voting instructions are accurately determined.

         In all cases where a telephonic proxy is solicited, the Agent's representative is required to ask for each shareholder's full name, address, last four digits of the shareholder's social security or tax identification number, title of the person and whether such person is authorized to direct the voting of such shares (if an entity), the number of shares owned, if known, and to confirm that the shareholder has received the Proxy Statement and proxy card in the mail. If the information solicited agrees with the information provided to the Agent, then the Agent representative has the responsibility to explain the process, read the proposal listed on the proxy card, and ask for the shareholder's instructions on the proposal. The Agent's representative, although he or she is permitted to answer questions about the process, is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in the Proxy Statement. The Agent will record the shareholder's instructions on the card. Within 72 hours, the shareholder will be sent a letter by first class mail to confirm his or her vote and asking the shareholder to call the Agent immediately if his or her votes are not correctly reflected in the confirmation.

         If the shareholder wishes to participate in the Special Meeting, but does not wish to give his or her proxy by telephone, or by the Internet, the shareholder may still submit the proxy card originally sent with the Proxy Statement or attend in person. Should shareholders require additional information regarding the proxy or replacement proxy cards, they may contact the Agent toll-free at 1-800-290-6424. Any proxy given by a shareholder, whether in writing, by telephone or by the Internet, is revocable.

SHAREHOLDER PROPOSALS

         As a general matter, the Fund does not hold annual meetings of shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent meeting of shareholders (assuming that the Fund is not liquidated as proposed) should send their written proposals to the Secretary of Credit Suisse New York Tax Exempt Fund, Inc., c/o Credit Suisse Asset Management, LLC, 466 Lexington Avenue, New York, New York 10017. Proposals must be received at a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the materials for the Fund's meeting. Timely submission of a proposal does not, however, necessarily mean that such proposal will be included.

OTHER MATTERS TO COME BEFORE THE SPECIAL MEETING

         The Board is not aware of any other matters that will come before the Special Meeting. Should any other matter properly come before the Special Meeting, the persons named in the accompanying proxy shall be entitled to vote the shares represented by such proxy in accordance with their judgment on such matters.

BENEFICIAL OWNERS

         The following table shows certain information, as of November 1, 2004, concerning persons who may be deemed beneficial owners of 5% or more the Shares of the Fund because they possessed or shared voting or investment power with respect to the Shares:



                                                        PERCENT OF OUTSTANDING
NAME AND ADDRESS                SHARES HELD                 SHARES (CLASS)
----------------                -----------             ----------------------


Neuberger & Berman                4,890,439.58               20.59% (Common)
#114000*
Attn: Operations
Control Department
Steve Gallaro
70 Hudson Street
Jersey City, NJ 07302-4585

Lehman Brothers Inc              10,953,633.29               46.11% (Common)
for Exclusive Benefit
of Customers*
70 Hudson Street, Floor 7
Jersey City, NJ 07302-4585

                                       9


                                                        PERCENT OF OUTSTANDING
NAME AND ADDRESS                SHARES HELD                 SHARES (CLASS)
----------------                -----------             ----------------------


CSWP Money                        4,000,554.16               16.84% (Common)
Fund Settlement*
Attn: Procash Processing
c/o Pershing LLC
One Pershing Plaza, 6th Floor
Jersey City, NJ 07399-0001

First Clearing Corporation           20,247.84               95.29% (A)
A/C 1834-1512
Barbara R. Brown and
Anthony R. Brown MD*
1501 Fairway Green
Mamaroneck, NY 10543-4342


* The Fund believes that this entity, the holder of record of these shares, is not the beneficial owner of such shares.

         As of the Record Date, the Directors and officers of the Fund collectively beneficially owned less than 1% of the Fund's outstanding Shares.


               PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY
             CARD PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE
                                 UNITED STATES.


         By order of the Board of Directors,

         /s/ J. Kevin Gao

         J. Kevin Gao
         Assistant Secretary

         Dated: November 15, 2004

                                                                     APPENDIX A

                PLAN OF LIQUIDATION, DISSOLUTION AND TERMINATION

         Credit Suisse New York Tax Exempt Fund, Inc., a Maryland corporation (the "Fund"), shall proceed to a complete liquidation of the Fund according to the procedures set forth in this Plan of Dissolution, Liquidation and Termination (the "Plan"). The Plan has been approved by the Board of Directors of the Fund (the "Board") as being advisable and in the best interests of the Fund and its shareholders. The Board has directed that this Plan be submitted to the holders of the outstanding voting shares of the Fund (each a "Shareholder" and, collectively, the "Shareholders"), voting in the aggregate without regard to class, for their adoption or rejection at a special meeting of shareholders and has authorized the distribution of a Proxy Statement (the "Proxy Statement") in connection with the solicitation of proxies for such meeting. Upon Shareholder approval of the Plan, the Fund shall voluntarily dissolve and completely liquidate in accordance with the requirements of the Maryland General Corporation Law (the "MGCL") and the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

         1. Adoption of Plan. The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is adopted by the Shareholders.

         2. Liquidation and Distribution of Assets. As soon as is reasonable and practicable after the Effective Date, or as soon thereafter as practicable depending on market conditions and consistent with the terms of this Plan, the Fund and the Fund's investment adviser, Credit Suisse Asset Management, LLC ("CSAM"), shall have the authority to engage in such transactions as may be appropriate for the Fund's liquidation and dissolution, including, without limitation, the consummation of the transactions described in the Proxy Statement.

         3. Provisions for Liabilities. The Fund shall pay or discharge or set aside a reserve fund for, or otherwise provide for the payment or discharge of, any liabilities and obligations, including, without limitation, contingent liabilities.

         4. Distribution to Shareholders. As soon as practicable after the Effective Date, the Fund shall liquidate and distribute pro rata on the date of liquidation (the "Liquidation Date") to its shareholders of record as of the close of business on the day prior to the Liquidation Date, all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund's books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable through the Liquidation Date, and (ii) pay such contingent liabilities as the Board shall reasonably deem to exist against the assets of the Fund on the Fund's books.

         5. Notice of Liquidation. As soon as practicable after the Effective Date, the Fund shall mail notice to its known creditors, at their addresses as shown on the Fund's records, that this Plan has been approved by the Board and the Shareholders and that the Fund will be liquidating its assets, to the extent such notice is required under the MGCL.

         6. Articles of Dissolution. As promptly as practicable, but in any event no earlier than 20 days after the mailing of notice to the Fund's known creditors, if any, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Fund's Charter, including filing Articles of Dissolution with the State of Department of Assessments and Taxation.

         7. Amendment or Abandonment of Plan. The Board may modify or amend this Plan at any time without Shareholder approval if it determines that such action would be advisable and in the best interests of the Fund and its Shareholders. If any amendment or modification appears necessary and in the judgment of the Board will materially and adversely affect the interests of the Shareholders, such an amendment or modification will be submitted to the Shareholders for approval. In addition, the Board may abandon this Plan without Shareholder approval at any time prior to the filing of the Articles of Dissolution if it determines that abandonment would be advisable and in the best interests of the Fund and its Shareholders.

         8. Powers of Board and Officers. The Board and the officers of the Fund are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Fund deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Fund in accordance with the Code and the MGCL, including, without limitation, filing of a Form N-8F with the Securities and Exchange Commission, withdrawing any state registrations of the Fund and/or its shares, withdrawing any qualification to conduct business in any state in which the Fund is so qualified and the preparation and filing of any tax returns.

         9. Termination of Business Operations. As soon as practicable upon adoption of this Plan, the Fund shall cease to conduct business except as shall be necessary in connection with the effectuation of its liquidation and dissolution.

         10. Expenses. The expenses of carrying out the terms of this Plan (which shall not include transactions costs, taxes and extraordinary expenses) shall be borne by CSAM, whether or not the liquidation contemplated by this Plan is effected.

                       THIS PAGE INTENTIONALLY LEFT BLANK

CS-NYTaxFd-1104

                                   DETACH HERE

                                      PROXY

                  CREDIT SUISSE NEW YORK TAX EXEMPT FUND, INC.

                              466 Lexington Avenue
                                   16th Floor
                            New York, New York 10017

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Messrs. Michael A. Pignataro and J. Kevin Gao, and each of them separately, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side and in accordance with their judgment on such other matters as may properly come before the meeting or any adjournments thereof, all shares of Credit Suisse New York Tax Exempt Fund, Inc. (the "Fund") that the undersigned is entitled to vote at the Special Meeting of Shareholders on December 30, 2004, and at any adjournments thereof.

----------------- -------------------------------------------- ----------------
SEE REVERSE SIDE   CONTINUED AND TO BE SIGNED ON REVERSE SIDE  SEE REVERSE SIDE
----------------- -------------------------------------------- ----------------

                                   DETACH HERE

[X] PLEASE MARK VOTES
AS IN THIS EXAMPLE


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

1. To consider and act upon a proposal to liquidate, dissolve and terminate the Fund as set forth in the Plan of Liquidation, Dissolution and Termination adopted by the Board of Directors.

     [ ] FOR
     [ ] AGAINST
     [ ] ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                   [ ]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU SIGN AND RETURN THE ENCLOSED PROXY CARD AND DO NOT DIRECT HOW THE PROXY IS TO BE VOTED, THE PROXY WILL BE VOTED "FOR" THE PROPOSAL.

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If in a partnership, please sign in partnership name by authorized person.

Signature: ____________ Date:_______  Signature:________________ Date:________